Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the Class A ordinary shares, US$0.0001 par value per share, of DSC Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 19, 2026

Ant Group Co., Ltd.

By:	/s/ Xinyi HAN
Name:	Xinyi HAN
Title:	Legal Representative

Shanghai Yunju Venture Capital Co., Ltd.

By:	/s/ Gang JI
Name:	Gang JI
Title:	Legal Representative

API (Hong Kong) Investment Limited

By:	/s/ Richard Chih-Chiu LIN
Name:	Richard Chih-Chiu LIN
Title:	Director

Tianjin Ninghui Management Consulting Co., Ltd.

By:	/s/ Gang JI
Name:	Gang JI
Title:	Legal Representative

Prospera Investment (Singapore) Pte. Ltd.

By:	/s/ Richard Chih-Chiu LIN
Name:	Richard Chih-Chiu LIN
Title:	Director